SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
August 20, 2010
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to PNC Credit Facility
     Environmental Tectonics Corporation (“ETC” or “the “Company”) and PNC Bank, National Association (“PNC Bank”) are parties to an agreement pursuant to which the Company has access to a $20,000,000 revolving line of credit with PNC Bank (the “2007 PNC Credit Facility”). The description of the 2007 PNC Credit Facility set forth in this Form 8-K is not complete and is qualified in its entirety by reference to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 27, 2009 and July 6, 2009, which are incorporated herein by reference.
     On October 1, 2009, the 2007 PNC Credit Facility was amended to extend the maturity date to June 30, 2011. Additionally, the affirmative covenants were adjusted. The Consolidated Tangible Net Worth covenant was modified to reflect the impact on the Company’s balance sheet of the Lenfest Financing Transaction. Effective with each fiscal quarter ending after October 1, 2009, the Company must maintain a minimum Consolidated Tangible Net Worth of at least $10,000,000. The Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenant was changed to a minimum of $1,200,000 for the fiscal quarter ended August 28, 2009, and $1,000,000 for the fiscal quarter ended November 27, 2009. Beginning with the first fiscal quarter ending after December 1, 2009, and for each fiscal quarter ending thereafter, the Company must maintain a minimum aggregate EBITDA of $4,000,000 for the fiscal quarter then ending and the three preceding fiscal quarters.
     On August 18, 2010, the 2007 PNC Credit Facility was amended for the second time to extend the maturity date from June 30, 2011 to June 30, 2013.
Incorporation by Reference
     The foregoing description of the Second Amendment to the 2007 PNC Credit Facility is qualified in its entirety by reference to said Second Amendment. The Second Amendment to the 2007 PNC Credit Facility is filed as Exhibit 1.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:

10.1	Second Amendment to 2007 PNC Credit Facility, dated August 18, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: August 20, 2010	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer